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                                                                    EXHIBIT 10.4

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") dated as of June 15, 2001 is entered into between Bank of America, N.A., as Agent ("Agent"), and Halifax Fund, L.P. ("Halifax").

                                       RECITALS

         A. U.S. Plastic Lumber Corp., a Nevada corporation ("USPL"), is indebted to Senior Banks pursuant to the Senior Credit Documents. All Senior Indebtedness is secured by a first priority continuing Lien on all Senior Bank Collateral.

         B. USPL is indebted to Halifax pursuant to the Halifax Documents. All Halifax Indebtedness is to be secured by a second priority continuing Lien on all Senior Bank Collateral.

         C. Agent and Halifax have entered into this Agreement to set forth, among other things, the relative priority of their respective Liens on, and their respective rights with respect to, the Senior Bank Collateral.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Halifax hereby agree as follows:

         SECTION 1. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement (including the background recitals hereto):

         "Agent" - see the Preamble.

         "Bankruptcy Code" means Chapter 11 of title 11 of the United States Code (11 U.S.C. ss. 101 et seq.), as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder.

         "Credit Parties" means USPL and the Guarantors.

         "Debentures" means the 2000 Debenture and the 2001 Debenture.

         "Guarantors" means the "Guarantors" under and as defined in the Senior Credit Agreement.

         "Halifax" - see the Preamble.

         "Halifax Documents" means and includes the documents relating to the issuance of the Debentures and the Series D Preferred Stock and all other agreements, documents and instruments set forth on Schedule 1 hereto, and all other agreements, documents and instruments evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any
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part of the Halifax Indebtedness, in each case as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted pursuant to the terms hereof.

         "Halifax Indebtedness" means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of USPL or any other Person under, in connection with, or evidenced or secured by the Halifax Documents, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) dividends, (iv) fees, (v) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (vi) any other monetary obligation.

         "Hedging Obligations" has the meaning ascribed thereto in the Senior Credit Agreement.

         "Holders" means the holders of the Debentures and the Series D Preferred Stock.

         "Junior Security" means (i) any common stock of USPL, (ii) any preferred stock of USPL which is not mandatorily redeemable prior to the 91(st) day after the payment in full in cash of all Senior Indebtedness and (iii) any debt securities issued by USPL which are expressly subordinated to the Senior Indebtedness at least to the extent set forth herein.

         "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         "Other Senior Default" - see Section 2.3(b).

         "Payment Blockage Period" - see Section 2.3(b).

         "Person" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

         "Proceeding" means, with respect to any Person, any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its Property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such Person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such Person or (d) other marshaling of the assets of such Person.


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         "Property" means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

         "Senior Banks" means the "Banks" under and as defined in the Senior Credit Agreement and any affiliate of any such Bank to which USPL owes any Hedging Obligations.

         "Senior Bank Collateral" means all of each Credit Party's Property, whether now owned or existing or hereafter acquired or arising and wheresoever located, including, without limitation, (i) all of each Credit Party's accounts, machinery, equipment, fixtures, inventory, goods, chattel paper, general intangibles, investment property, instruments and documents, (ii) all real property and interests in real property (including leasehold interests) of each Credit Party and (iii) all accessions to, substitutions for and replacements, products and proceeds of all of the foregoing Property.

         "Senior Commitment" means the "Commitment" under and as defined in the Senior Credit Agreement.

         "Senior Credit Agreement" means the Credit Agreement dated as of June 30, 2000 among USPL, Agent and Senior Banks, as amended or otherwise modified from time to time.

         "Senior Credit Documents" means and includes (i) the Senior Credit Agreement, all notes issued thereunder or in connection therewith and all security agreements, guaranties, pledge agreements, mortgages, deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Credit Party or other Person pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Senior Indebtedness, and (ii) all agreements between USPL and any Senior Bank which given rise to any Hedging Obligations, in each case as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted pursuant to the terms hereof.

         "Senior Default Notice" - see Section 2.3(b).

         "Senior Enforcement Action" means any of the following: (a) acceleration by Senior Banks of all or any part of the Senior Indebtedness; (b) commencement of any Proceeding with respect to any Credit Party; (c) initiation of any suit or action, including any Proceeding, against or with respect to any Credit Party or other Person to enforce payment of or to collect the whole or any part of the Senior Indebtedness; or (d) the taking by Agent of any action under the provisions of any state or federal law, including, without limitation, the Bankruptcy Code or the UCC, to enforce, foreclose upon, take possession of or sell any Property of any Credit Party or any other Person on account of all or any part of the Senior Indebtedness, including, any Senior Bank Collateral.


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         "Senior Indebtedness" means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Credit Party or any other Person under, in connection with, or evidenced or secured by the Senior Credit Agreement and the other Senior Credit Documents, in each case including, without limitation, obligations to pay (i) principal, (ii) interest (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) termination payments, (v) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (vi) any other monetary obligation.

         "Series D Preferred Stock" means the $ ________ Series D preferred stock, 15% coupon, $.001 par value per share, issued by USPL to Halifax on _______, 2000.

         "2001 Debenture" means the $4,000,000 18% Convertible Debenture due May 31, 2002 issued by USPL to Halifax.

         "2000 Debenture" means the $7,500,000 5% Convertible Debenture due February 2, 2005 issued by USPL to Halifax.

         "UCC" means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

         "USPL" - see the Recitals.

All terms used but not otherwise defined herein but defined in the UCC shall have the respective meanings provided in the UCC.

         SECTION 2. Lien Priorities; Payments.

         2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Senior Bank Collateral granted to Agent and Halifax, and notwithstanding the provisions of the UCC or any other applicable law or decision, or the terms or provisions of the Senior Credit Documents or the Halifax Documents, respectively, or any other circumstance whatsoever, Halifax hereby agrees that (a) Agent and each of the Senior Banks shall have a first, prior, senior and continuing Lien on all of the Senior Bank Collateral to secure the prompt and complete payment, performance and observance of all Senior Indebtedness and (b) any Lien on all or any part of the Senior Bank Collateral now or hereafter held by Halifax or any other Holder, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Senior Collateral granted to or held by Agent or any of the Senior Banks.

         2.2 Prohibition on Contesting Liens. Halifax agrees not to challenge, to seek to avoid or subordinate or to contest, or directly or indirectly to support any other Person in challenging, seeking to avoid or subordinate or contesting, in any judicial or other proceeding (including,


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without limitation, any Proceeding) the priority, validity, extent, perfection or enforceability of any Lien held by Agent or any Senior Bank in all or any part of the Senior Bank Collateral.

         2.3 Payments. (a) Notwithstanding any provision of this Agreement to the contrary, (i) at all times prior to the earlier to occur of (x) the commencement of any Proceeding and (y) the receipt by Halifax of notice from Agent of the commencement of any other Senior Enforcement Action, Halifax and Holders may accept from any Credit Party regularly scheduled payments of principal, interest and/or dividends at the respective times and in the respective amounts required pursuant to the Halifax Documents without regard to whether such payments constitute proceeds of Senior Bank Collateral; (ii) the Halifax Obligations may be converted into or exchanged for Junior Securities; and (iii) Halifax may receive and retain any payment made solely in Junior Securities.

         (b) Except as provided in Section 2.3(a)(ii) and (iii), no direct or indirect payment (including by way of set-off) by any Credit Party in respect of the Halifax Obligations, whether upon acceleration or otherwise, shall be made if at the time of such payment there exists (x) a default in the payment when due (whether upon acceleration or otherwise) of any principal of, or any interest on or fees included in, any Senior Indebtedness; or (y) subject to the following sentences of this paragraph, a matured event of default (other than a default specified in the preceding clause (x)) under the Senior Credit Agreement (an "Other Senior Default") and Halifax and USPL have received notice from Agent or any Senior Bank, in the manner specified in Section 16 hereof, of such event of default (a "Senior Default Notice"), provided that Halifax may receive, and apply to the payment of the 2001 Debenture, 50% of the proceeds received by USPL from any sale-leaseback transaction entered into by USPL with respect to the real property located in Chicago, Illinois. With respect to any Other Senior Default, the period during which no payment on account of Halifax Obligations may be made to or retained by Halifax shall commence only upon giving of a Senior Default Notice as provided above and shall end at the first to occur of
(x) completion of the 180th day after the beginning of such period, (y) the cure or waiver of all defaults existing at the time of the applicable Senior Default Notice or (z) the payment in full in cash of the Senior Indebtedness (the "Payment Blockage Period"). Upon termination of any Payment Blockage Period, USPL may resume payments on account of the Halifax Obligations (including any missed payments) subject to the provisions of Section 2.3(a). Only one Senior Default Notice may be given in any period of 360 consecutive days, and no Other Senior Default which was in existence on the date of a Senior Default Notice may be used as the basis for a subsequent Senior Default Notice (it being understood that any action, or breach of a financial covenant, which occurs after the date on which a Senior Default Notice is given that, in either case, would give rise to a matured event of default pursuant to any provision of the Senior Credit Agreement under which a matured event of default existed shall constitute a new matured event of default for purposes of this paragraph).


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         SECTION 3. Enforcement.

         3.1      No Exercise of Remedies.

         (a) Unless and until Agent and each Senior Bank shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Credit Documents and all Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof, except for its receipt of payments expressly permitted by Section 2.3, neither Halifax nor any other Holder shall exercise any right or remedy in respect of all or any part of the Senior Bank Collateral and Halifax and each Holder agrees not to take or receive from any Credit Party, directly or indirectly, in cash or other Property or by set-off or in any other manner, whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, all or any part of the Senior Bank Collateral. Without limiting the generality of the foregoing, unless and until Agent and each Senior Bank shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Credit Documents and all Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof, (i) neither Halifax nor any other Holder shall exercise or otherwise assert any right or remedy in respect of all or any part of the Senior Bank Collateral or any Lien thereon; (ii) the sole right of Halifax with respect to the Senior Bank Collateral shall be to hold a Lien thereon to the extent granted pursuant to the Halifax Documents and to receive proceeds thereof remaining after such payment and termination; and (iii) without the prior written consent of Agent, neither Halifax nor any other Holder shall exercise any right Halifax may have under the Halifax Documents or under the UCC or other applicable law to deliver any notices to account debtors informing them of Halifax's interest in any accounts of any Credit Party or directing such account debtors to make payments in any particular manner of amounts due in respect of any such account.

         3.2 Cooperation. Halifax agrees that, unless and until Agent and each Senior Bank shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Credit Documents and all Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof, neither Halifax nor any other Holder will commence, or join with any creditor other than Agent in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to any Lien held by it in, or otherwise with respect to, all or any part of the Senior Bank Collateral, including, without limitation, petitioning, filing or joining in any involuntary Proceeding pursuant to Section 303 of the Bankruptcy Code.

         3.3 Judgment Liens. Notwithstanding the provisions of Section 3.1 and 3.2, if Halifax obtains a final judgment against any Credit Party for any unpaid amount payable in respect of the Halifax Indebtedness and, as a result of such judgment, Halifax obtains a judgment Lien on any property of any Credit Party, then Halifax may take any action permitted by applicable law to enforce such judgment Lien against such property (subject, if such property constitutes Senior Bank Collateral, to the rights of the Agent arising under applicable law with respect to such property).


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         SECTION 4. Liquidation; Dissolution; Bankruptcy. In the event of any
Proceeding involving any Credit Party, or any sale, transfer or other disposition of all or substantially all of the assets of any Credit Party:

         (a)      Halifax agrees:

         (i) that Senior Banks may consent to the use of cash collateral or the provision of financing to Credit Parties on such terms and conditions and in such amounts as Senior Banks, in their sole discretion, may decide and that, in connection with such cash collateral usage or such financing, as the case may be, each Credit Party (or a trustee appointed for the estate of any Credit Party) may grant to Agent, for the benefit of Agent and Senior Banks, Liens on all of such Credit Party's Property, which Liens (x) shall secure payment, performance and observance of all Senior Indebtedness (whether such Senior Indebtedness arose prior to the commencement of any Proceeding or at any time thereafter) and (y) shall be superior in priority to the Liens in favor of Halifax on any Property of any Credit Party;

         (ii) that it will not object to or oppose a sale or other disposition of any Property of any Credit Party securing all or any part of the Senior Indebtedness free and clear of Liens or other claims of Halifax under
Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Banks have consented to such sale or disposition;

         (iii) agrees that it will not seek to have the automatic stay lifted with respect to any Senior Bank Collateral, to appoint a Chapter 11 trustee under Section 1104 of the Bankruptcy Code or to convert or dismiss such Proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of Agent;

         (iv) to waive in any Proceeding under the Bankruptcy Code any claim it may now or hereafter have under Section 1111(b)(2) of the Bankruptcy Code, including, without limitation, any such claim arising out of the election by Senior Banks of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Credit Party, as debtor in possession; and

         (v) that to the extent it receives any "adequate protection" for any interest it may have in any Senior Bank Collateral in any Proceeding, it will (A) if such "adequate protection" is in the form of cash or cash equivalents, deliver such "adequate protection" to the Agent to be applied to, or held as collateral for (and, if liquidated, applied against), the Senior Indebtedness, and (B) if such "adequate protection" is in any other form, assign such "adequate protection" to the Agent to be held as collateral for (and, if liquidated, to be applied against) the Senior Indebtedness, in each case until all Senior Indebtedness has been fully satisfied or is no longer outstanding.


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         (b)      Halifax shall not, directly or indirectly, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest in any Proceeding, or in connection with any other enforcement, collection, execution, levy or foreclosure proceeding or otherwise, (i) the validity, perfection, priority or enforceability of any Liens held by Agent or any Senior Bank to secure the payment, performance or observance of all or any part of the Senior Indebtedness, (ii) the rights of Agent and Senior Banks set forth in any of the Senior Credit Documents with respect to such Liens, or (iii) the validity or enforceability of any of the Senior Credit Documents or any term, condition or provision of this Agreement.

         (c) Subject to the limitations set forth in this Agreement, Halifax may file proofs of claim and other pleadings and motions with respect to the Senior Bank Collateral in such Proceeding.

         (d) Halifax shall execute and deliver to Agent all such instruments and other documentation confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by Agent to enforce such claims and carry out the purpose of this
Section 4.

         (e) The agreements of Halifax set forth in this Section 4 are solely for the benefit of the Agent and each Senior Bank. Without limiting the foregoing, no agreement of Halifax set forth in this Section 4, and no action or inaction of Halifax in accordance with the terms hereof (including, without limitation, any failure to object to any sale or other disposition of property or any waiver of any right) shall constitute a relinquishment by Halifax of any Lien it may have on any property of any Credit Party (other than property which has been sold or otherwise disposed of by such Credit Party as provided above) or a waiver by Halifax of any priority it may have over any other creditor of any Credit Party.

         SECTION 5. Insurance and Condemnation; Releases of Liens; Effect of Refinancing.

         (a) Unless and until Agent and each Senior Bank shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Credit Documents and all Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof, (i) Halifax agrees that Agent shall have the sole and exclusive right to adjust settlement with respect to any insurance coverage for any Senior Bank Collateral and (ii) all proceeds of any insurance policy, and proceeds of any condemnation or similar proceeding, covering all or any part of the Senior Bank Collateral shall be paid to Agent for application pursuant to the Senior Credit Documents. If Senior Banks allow any portion of any proceeds of any insurance, condemnation or similar award with respect to any Senior Bank Collateral to be used by any Credit Party to repair or replace the Senior Bank Collateral affected, Halifax agrees to take promptly all action reasonably requested by Agent to permit such use.


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         (b)      If Agent releases any of its Liens on all or any part of the
Senior Bank Collateral in connection with the sale or other disposition thereof (including the sale of all or a portion of the stock or assets of USPL and/or any subsidiary thereof) or pursuant to any Senior Enforcement Action by Agent or any Senior Bank or otherwise (other than in connection with a refinancing as described in Sections 5(c) and 5(d) below), Halifax shall thereupon promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of Halifax's Lien thereon. In furtherance of the foregoing, Halifax hereby appoints Agent as its attorney-in-fact, with full authority in the place and stead of Halifax and full power of substitution and in the name of Halifax or otherwise, to execute and deliver any document or instrument which Halifax is required to deliver pursuant to this Section 5(b), such appointment being coupled with an interest and irrevocable.

         (c)      Halifax agrees that if the Senior Indebtedness is refinanced,
(i) all Liens of Halifax on the Senior Bank Collateral will continue to be junior and subordinate to the Liens of the replacement lender or lenders (or any agent therefor) and (ii) in order to evidence such subordination, Halifax shall, upon the request of any Credit Party or such replacement lender or lenders (or any agent therefor), execute and deliver to such replacement lender or lenders (or any agent therefor) a subordination and intercreditor agreement containing terms no less favorable to Halifax than this Agreement (and prior to such execution and delivery, all of the terms of this Agreement shall inure to the benefit of such replacement lender or lenders (or such agent) as if such Person or Persons were the original Senior Banks hereunder).

         (d) Without limiting clause (c) above, Halifax agrees that if the 2001 Debentures held by Halifax have been paid in full, then in connection with any refinancing of all or any part of the Senior Indebtedness at the request of a Credit Party, and provided that the new lender under the refinancing (the "New Lender") shall have so requested, Halifax shall promptly execute and deliver to the Agent such documents as the Agent shall reasonably request to effect the release of Halifax's Lien with respect to 50% of the then outstanding Halifax Indebtedness on any Senior Bank Collateral which is being released by the Agent in connection with such refinancing, provided that: (i) the New Lender has entered into an intercreditor agreement containing terms no less favorable to Halifax then this Agreement (except for the fact that only 50% of the remaining Halifax Indebtedness shall be secured); and (ii) the New Lender shall not have consented to the continuation of Halifax's Lien with respect to all of the Halifax Indebtedness. Halifax shall be under no obligation to effect the foregoing release if any portion of the 2001 Debentures held by Halifax shall remain outstanding.

         SECTION 6. When Proceeds Must Be Paid Over. If any proceeds of Senior Bank Collateral are received by Halifax or any Holder for application to the Halifax Indebtedness - other than as expressly permitted by the terms of this Agreement, such proceeds shall be received by such Person in trust for the benefit of Agent and Senior Banks and such Person shall promptly turn over such proceeds to Agent (in the same form as received, with any necessary endorsement), for application (in the case of cash) to, or as Senior Bank Collateral (in the case of non-cash Property or securities) for, the payment or prepayment of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash in


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accordance with its terms. In the event Halifax or any Holder fails to provide any endorsement, as contemplated by the preceding sentences, Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

         SECTION 7. Subrogation. Halifax hereby waives all rights of subrogation to the claims of Agent or any of the Senior Banks against any Credit Party, and waives all rights of recourse to any security for any Senior Indebtedness, until such time as all Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Documents and all Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof; provided that if any payment to Agent or any Senior Bank is rescinded as a result of a Proceeding or otherwise, the subrogation of Halifax as provided herein shall likewise be rescinded until all of the Senior Indebtedness is indefeasibly paid in full in cash.

         SECTION 8. No Impairment of Subordination. No right of Agent or any Senior Bank to enforce the subordination of the Liens on Senior Bank Collateral securing all or any part of the Halifax Indebtedness shall be impaired by any act or failure to act by any Credit Party or by its failure to comply with this Agreement. Without limiting the generality of the foregoing, the rights of Agent and Senior Banks under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (a) any act or failure to act of any Credit Party, Halifax or any other Holder, or any noncompliance by any Credit Party, Halifax or any other Holder with any agreement or obligation, regardless of any knowledge thereof which Agent or any Senior Bank may have or with which Agent or any Senior Bank may be charged, (b) the validity or enforceability of any of the Senior Credit Documents, (c) any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to Agent or any Senior Bank, (d) any amendment, modification or waiver of any of the terms of the Senior Credit Documents or the Halifax Documents, (e) any exercise, delayed exercise or non-exercise by Agent or any Senior Bank of any right, power, privilege or remedy under or in respect of any Senior Indebtedness, the Senior Bank Collateral or this Agreement, (f) any other action of Agent or any Senior Bank permitted under the Senior Credit Documents or this Agreement or (g) the absence of any notice to, or knowledge by, Halifax or any other Holder of the existence, creation or non-payment of all or any part of the Senior Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (a) through (f), except as such notice shall be specifically required pursuant to the terms hereof.

         SECTION 9. Waivers and Consents of Halifax.

         (a) All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and Halifax expressly waives
(i) notice of acceptance by Agent or any Senior Bank of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Senior Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of the Senior Indebtedness or any security therefor and any requirement that Agent or any Senior Bank protect, secure, perfect or insure any Lien or any


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

Property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any such Property, and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness.

         (b) Halifax agrees that Agent and Senior Banks may each, at any time and from time to time, in their sole discretion, without the consent of or notice to Halifax or any other Holder, without incurring responsibility to Halifax or any other Holder, and without impairing or releasing the subordination provided for herein or the obligations of Halifax or any other Holder to Agent or any Senior Bank hereunder, amend, restate, supplement or otherwise modify the Senior Credit Agreement or any of the other Senior Credit Documents in any way whatsoever, including, without limitation, the following:
(i) shorten the final maturity of all or any part of the Senior Indebtedness,
(ii) modify the amortization of the principal amount of all or any part of the Senior Indebtedness, (iii) increase the principal amount of Senior Indebtedness, or otherwise provide for additional advances, (iv) raise the standard or default per annum interest rates applicable to all or any part of the Senior Indebtedness, (v) impose any additional fee or penalty upon any Credit Party or increase the amount of or rate for any fee or penalty provided for in the Senior Credit Documents, (vi) retain or obtain a Lien on any Property to secure any of the Senior Indebtedness, (vii) enter into new Senior Credit Documents with any Credit Party or any of its direct or indirect subsidiaries, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Indebtedness or any of the Senior Credit Documents, (x) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Indebtedness, (xi) release any Person liable in any manner under or in respect of Senior Indebtedness or release or compromise any obligation of any nature of any Person with respect to any of the Senior Indebtedness, (xii) sell, exchange, not perfect or otherwise deal with any Property at any time pledged, assigned or mortgaged to secure or otherwise securing all or any part of the Senior Indebtedness, (xiii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Property securing any Senior Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such Property, (xiv) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the Senior Indebtedness, (xv) exercise or refrain from exercising any rights against, and release from obligations of any type, any Credit Party or any other Person, (xvi) apply any sums from time to time received to the Senior Indebtedness in such manner such as such Person shall determine and (xvii) otherwise manage and supervise the Senior Indebtedness in accordance with such Person's usual practices, modified from time to time as such Person deems appropriate under the circumstances.

         SECTION 10.Representations and Warranties of Halifax. Halifax hereby represents and warrants to Agent and each Senior Bank that all material agreements, documents and instruments between Halifax and the other Holders, on the one hand, and any Credit Party or any of its affiliates, on the other hand, are set forth on Schedule 1 hereto and, except as disclosed on Schedule 1, no such agreement, document or instrument has been amended, restated, supplemented or otherwise modified.

         SECTION 11.Marshalling. Halifax hereby waives, to the fullest extent permitted by applicable law, any rights it may have under applicable law to assert the doctrine of marshaling or otherwise to require Agent or any Senior Bank to marshall any Property of any Credit Party for the benefit of Halifax or any Holder.

         SECTION 12.Waiver of Rights. Halifax hereby waives, to the fullest extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or any Senior Bank from taking, or refraining from taking, any action with respect to all or any part of the Senior Bank Collateral.

         SECTION 13.Continuation of Subordination; Termination of Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until Senior Banks shall have received indefeasible payment in full in cash of all Senior Indebtedness and all of the Credit Documents and the Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded, avoided or must otherwise be returned by Agent or any Senior Bank upon the insolvency, bankruptcy or reorganization of any Credit Party, all as though such payment had not been made.

         SECTION 14.Specific Performance. Agent and each Senior Bank is hereby authorized to demand specific performance of the provisions of this Agreement, at any time when Halifax or any other Holder shall have failed to comply with any term or provision hereof. Halifax hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         SECTION 15.Further Assurances. Each party hereto will, upon the written request of the other party, from time to time execute and deliver or cause to be executed and delivered such further instruments and agreements and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement and to effectuate the terms of the Lien subordination contemplated hereby.

         SECTION 16. Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective parties as set forth below and may be personally served, facsimilied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of such transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, on the business day after delivery to such courier correctly addressed; or (d) if by United States Mail, four business days after deposit in the United States mail, with postage prepaid and properly addressed:

       If to Agent:        BANK OF AMERICA, N.A., as Agent
                           231 South LaSalle Street
                           Chicago, Illinois  60697
                           Attention: Ronald Prince
                           FAX: (312) 987-0234

       If to Halifax:      c/o The Palladin Group, L.P.
                           Investment Manager
                           195 Maplewood Avenue
                           Maplewood, New Jersey 07040
                           Attention: Robert Chender
                           FAX: (973) 313-6491

or to such other address as the party addressed shall have previously designated by written notice to the serving party given in accordance with this Section 16.

         SECTION 17.SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. AGENT AND EACH SENIOR BANK MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE CITY OF CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, HALIFAX HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. HALIFAX HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 16 HEREOF AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PERSON IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH PERSON. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF AGENT OR ANY SENIOR BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE AGENT OR ANY SENIOR BANK FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. HALIFAX HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PERSON NOW OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 18. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO

ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED OR WHICH MAY HEREAFTER BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY RELATIONSHIP ARISING HEREUNDER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 19. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of Agent, each Senior Bank, Halifax, each other Holder and each of their respective successors and permitted assigns.

         (b) Each Senior Bank may, from time to time, without notice to or consent of Halifax or any other Holder, assign or transfer to any Person any or all of the Senior Indebtedness or any interest therein, and notwithstanding any such assignment or transfer, or any subsequent assignment or transfer thereof, the Senior Indebtedness shall be and remain Senior Indebtedness for purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to rely upon and be a third party beneficiary of the subordination provided under this Agreement.

         (c) As used in this Agreement, the term "Credit Party" shall include any receiver, trustee, custodian or debtor in possession which is a successor to any Credit Party.

         SECTION 20. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the internal laws and decisions of the State of Illinois, without regard to conflicts of laws principles.

         SECTION 21. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. No amendment, modification or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by Agent and Halifax. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay on the part of Agent or any Senior Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or any Senior Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. For the purposes of this Agreement, Senior Indebtedness shall include all Senior Indebtedness, notwithstanding any right or power of any Credit Party or other Person to assert any claim or defense as to the invalidity or unenforceability of all or any part of the Senior Indebtedness, and no such claim or defense shall affect or impair the agreements and obligations of the respective parties hereto.

         SECTION 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 23. Invalidity. In the event one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         SECTION 24. Headings. The headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 25. Confirmation of Consent. Agent hereby confirms that the Required Banks (as defined in the Senior Credit Agreement) have consented to the incurrence by USPL of the indebtedness evidenced by the 2001 Debenture and the grant by the Credit Parties of liens and security interests on the Senior Bank Collateral to secure the Halifax Indebtedness.

         IN WITNESS WHEREOF, this Agreement has been made and delivered as of the date first above written.

                                  BANK OF AMERICA, N.A.,
                                  as Agent

                                  By: /s/ Ronald Prince
                                     -------------------------------------------
                                  Name:   Ronald Prince
                                       -----------------------------------------
                                  Title:  Senior Vice President
                                        ----------------------------------------

                                  HALIFAX FUND, L.P.

                                  By: /s/ Robert Chender
                                     -------------------------------------------
                                  Name:   Robert Chender
                                       -----------------------------------------
                                  Title:  Managing Director
                                        ----------------------------------------

                                   SCHEDULE 1
                                       TO
                   SUBORDINATION AND INTERCREDITOR AGREEMENT

                                HALIFAX DOCUMENTS

                           ACKNOWLEDGMENT AND CONSENT

         Each of the undersigned hereby (a) acknowledges receipt of a copy of the foregoing Subordination and Intercreditor Agreement and (b) acknowledges and consents to all of the terms and provisions thereof. In the event of any breach of the provisions of such Subordination and Intercreditor Agreement by any Person (other than Agent or any Senior Bank), each of the undersigned agrees that, in addition to any other rights and remedies which Agent or any Senior Bank may have under the Senior Credit Agreement and the other Senior Credit Documents, unless the Required Banks (as such term is defined in the Senior Credit Agreement) shall otherwise elect, all of the Senior Indebtedness shall, without notice or demand, become immediately due and payable.

                                        U.S. PLASTIC LUMBER LTD.
                                        U.S. PLASTIC LUMBER FINANCE CORP.
                                        CLEAN EARTH, INC.
                                        THE EAGLEBROOK GROUP, INC.
                                        U.S. PLASTIC LUMBER IP CORP.
                                        CARTERET BIOCYCLE CORP.
                                        CLEAN EARTH OF NEW CASTLE, INC.
                                        CONSOLIDATED TECHNOLOGIES, INC.
                                        BARBELLA ENVIRONMENTAL TECH, INC.
                                        INTEGRATED TECHNICAL SERVICES, INC.
                                        S&W WASTE, INC.
                                        CLEAN EARTH OF PHILADELPHIA, INC.
                                        ALLIED WASTE SERVICES, INC.
                                        CLEAN ROCK INDUSTRIES, INC.
                                        CLEAN ROCK PROPERTIES LTD.

                                       By: /s/ Bruce C. Rosetto
                                          --------------------------------------
                                       Name: Bruce C. Rosetto
                                            ------------------------------------
                                       Title: Vice President and General Counsel
                                             -----------------------------------